UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):        February 8, 2017

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2017, the Board of Directors (the “Board”) of Coach, Inc. (the “Company”), approved an amendment and restatement of the Company's Bylaws, effective as of February 8, 2017 (the “Bylaws”) to add proxy access procedures for qualifying stockholders.  Article II, Section 15 has been added to the Bylaws to permit a stockholder, or a group of up to 20 stockholders, that owns 3% or more of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy materials candidates for election as directors of the Company, subject to certain terms and conditions.  Such stockholder(s) or group(s) of stockholders may nominate director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the eligibility, notice and other requirements specified in the Bylaws.  Stockholders may utilize proxy access beginning with the Company’s 2017 annual meeting of stockholders.

This is a summary of changes effected by adoption of the amendment of the Bylaws, which is qualified in its entirety by reference to the Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Coach, Inc., dated as of February 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 10, 2017

COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer & Secretary

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Coach, Inc., dated as of February 8, 2017